UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ALT5 SIGMA CORPORATION

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 6, 2025, ALT5 Sigma Corporation (the “Company”) issued a press release highlighting recent advancements in the $WLFI ecosystem. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and incorporated into this Item 7.01 by reference.

On October 8, 2025, the Company issued a press release with a letter to stockholders relating to the Company’s Special Meeting of Stockholders on October 10, 2025. The press release is attached as Exhibit 99.2 to this Current Report and incorporated into this 7.01 by reference.

The information in this Item 7.01 of this Current Report, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the U.S. Securities and Exchange Commission (the “Commission” or “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 6, 2025.
99.2	Press Release dated October 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the Company’s accelerated growth in digital asset treasury operations, the positioning of the Company in the digital asset treasury sector, the increased adoption of $WLFI tokens will have a positive impact on the Company, the availability of $WLFI for trading on crypto exchanges, and the profitability and prospective growth of the Company’s platforms and business. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 filed with the Commission on March 28, 2025, as amended on August 12, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 28, 2025 filed with the Commission on August 12, 2025. The forward-looking statements in this Current Report are based upon information available to us as of the date hereof, and while the Company believes such information forms a reasonable basis for such statements, it may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained in this Current Report, whether as a result of any new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: October 8, 2025	By:	/s/ Jonathan Hugh
Jonathan Hugh
Chief Financial Officer

Exhibit 99.1

ALT5 Sigma Treasury Strategy Strengthened by Accelerating $WLFI Adoption Driven by Robinhood Launch and Potential Apple Pay Integration with USD1

LAS VEGAS, NV (October 6, 2025) – ALT5 Sigma Corporation (the “Company,” “our” or “ALT5”) (NASDAQ: ALTS) (FRA:5AR1), the $WLFI digital asset treasury company, today highlighted recent advancements in the $WLFI ecosystem that the Company believes will substantially strengthen the $WLFI token, the asset on which the Company’s digital asset treasury strategy is based – the launch of $WLFI on Robinhood, and World Liberty Financial’s planned introduction of a WLFI-branded debit card, which would allow USD1 to be used with Apple Pay.

ALT5 currently holds approximately 7.28 billion $WLFI tokens, the governance token for the World Liberty Financial crypto ecosystem and the USD1 stablecoin, valued at approximately $1.5 billion1 and representing approximately 7.3% of the $WLFI token’s total supply.

Robinhood Launch of $WLFI

$WLFI launched on Robinhood on September 25, introducing the token to Robinhood’s 27.4 million users and marking a significant milestone in mainstream retail accessibility. The strategic listing on one of America’s leading trading platforms is expected to unlock significant retail demand over time.

The availability of the token on Robinhood represents a critical inflection point for $WLFI adoption, providing seamless access to millions of retail investors who may not have previously engaged with specialized cryptocurrency exchanges. This retail-focused distribution channel complements $WLFI’s existing presence on established crypto exchanges and positions the token for accelerated mainstream adoption.

The Company believes that the increased accessibility and potential main-stream adoption of $WLFI will in turn benefit the Company as a large holder of $WLFI.

Potential Apple Pay Integration of USD1

World Liberty Financial (WLFI) co-founder Zak Folkman recently announced plans to introduce a WLFI-branded debit card with a potential Apple Pay integration, providing users with an easy crypto-to-fiat integration through USD1, one of the world’s fastest growing stablecoins with a circulation of approximately $2.7 billion. Although there is no partnership between WLFI and Apple directly, end-users will be able to add their debit card to Apple Pay and subsequently will have the option to make use of USD1 in a seamless and modern tap-and-click manner.

1 Based on $WLFI token prices as of 9:00 ET, October 5, 2025 per CoinMarketCap.com

$WLFI serves as the governance token for the World Liberty Financial ecosystem which includes USD1, positioning ALT5’s substantial $WLFI holdings to benefit from increased USD1 adoption and transaction volume. The Company hopes that USD1 will gain traction through major payment platform integrations, including Apple Pay, which in turn will increase utility and demand for $WLFI tokens and enhance the Company’s treasury strategy.

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ:ALTS) (FRA:5AR1) is a fintech company with a pioneering $WLFI digital asset treasury strategy. Founded in 2018, the company leverages its blockchain infrastructure expertise and proven track record of processing over $5 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Forward-looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to ALT5’s accelerated growth in digital asset treasury operations, the value of ALT5’s $WLFI holdings, the positioning of the Company in the digital asset treasury sector, the increased adoption of $WLFI tokens will have a positive impact on the Company, the availability of $WLFI for trading on crypto exchanges, the profitability and prospective growth of ALT5’s platforms and business that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion, and statements regarding the Company’s potential separation plans of its biotech business. This press release also contains general statements relating to risks that the Company’s potential separation plans of its biotech business and the potential for JAN123 to treat CRPS, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies. This press release also contains statements that are forward-looking in respect of the expected future partial or full disposition of the Company’s interests in Alyea without specificity of the scope or methods thereof.

Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, changes in the value of $WLFI tokens and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media/Investor Relations

ICR for ALT5

ALT5@icrinc.com

Wachsman for World Liberty Financial

wlfi@wachsman.com

Exhibit 99.2

ALT5 SIGMA ISSUES LETTER TO STOCKHOLDERS

LAS VEGAS, NV (October 8, 2025) – ALT5 Sigma Corporation (the “Company,” “our” or “ALT5”) (NASDAQ: ALTS) (FRA:5AR1), the $WLFI digital asset treasury company, today issued a letter to its stockholders:

Dear Stockholders,

You should have received by mail a copy of the Proxy Materials for the October 10, 2025, Special Meeting of the Stockholders of ALT5 Sigma Corporation. The Proxy Materials contain instructions on how to vote your shares, including the control number associated with your proxy card. If you have not received your proxy materials, please reach out to your broker who can assist you to vote your shares.

Sincerely,

ALT5 SIGMA CORPORATION

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ:ALTS) (FRA:5AR1) is a fintech company with a pioneering $WLFI digital asset treasury strategy. Founded in 2018, the Company leverages its blockchain infrastructure expertise and proven track record of processing over $5 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Media/Investor Relations

ICR for ALT5

ALT5@icrinc.com